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              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                              ON FEBRUARY 23, 2004

                         REGISTRATION  NO.  333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                             OHANA ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

DELAWARE                                                  95-2312900
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                                7275 MURDY CIRCLE
                        HUNTINGTON BEACH, CALIFORNIA 92647
                                  310-456-3199
               (Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Registrant's Executive Offices)

                              CONSULTING AGREEMENTS

                               CATHERINE THOMPSON
                             CHIEF FINANCIAL OFFICER
                             OHANA ENTERPRISES, INC.
                               7275 MURDY CIRCLE
                        HUNTINGTON BEACH, CALIFORNIA 92647
                                  310-456-3199
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                             -----------------------
                                    COPY TO:
                             CATHRYN S. GAWNE, ESQ.
                            SILICON VALLEY LAW GROUP
                        152 NORTH THIRD STREET, SUITE 900
                           SAN JOSE, CALIFORNIA 95112
                                 (408) 286-6100

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------

                                         PROPOSED           PROPOSED
                                         MAXIMUM            MAXIMUM       AMOUNT OF
TITLE OF SECURITIES   AMOUNT TO BE    OFFERING PRICE      AGGREGATE     REGISTRATION
TO BE REGISTERED       REGISTERED     PER SHARE (1)    OFFERING PRICE        FEE
------------------------------------------------------------------------------------
Common Stock,
 $.001 par value     4,261,470 shares  $       0.14    $   596,605.80   $ 75.59

Total                4,261,470 shares  $       0.14    $   596,605.80   $ 75.59
------------------------------------------------------------------------------------

(1)     Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in this Part I are being separately provided to the Registrant's consultants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

     (a) The Registrant's Annual Report on Form 10-KSB for the year ended June 30, 2003, filed with the Securities and Exchange Commission;

     (b) The Registrant's Quarterly Reports on Form 10-QSB for the quarterly period ended September 30, 2003, filed with the Securities and Exchange Commission;
     (c) All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above.

ITEM  4.  DESCRIPTION  OF  SECURITIES.

     The Registrant's common stock is registered under Section 12 of the Exchange Act; however, there is no current registration statement filed under the Exchange Act containing a description of such common stock. The following describes the Registrant's common stock:

     Subject to the rights of holders of any series of preferred stock that may from time to time be issued, holders of common stock are entitled to one vote per share on matters acted upon at any stockholders' meeting, including the election of directors, and to dividends when, as and if declared by the Board of Directors out of funds legally available therefore. There is no cumulative voting and the common stock is not redeemable. In the event of any liquidation, dissolution or winding up of the Registrant, each holder of common stock is entitled to share ratably in all assets of the Registrant remaining after the payment of liabilities and any amounts required to be paid to holders of preferred stock, if any. Holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessments. All shares of common stock now outstanding are fully paid and non-assessable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Not  applicable.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Registrant's Bylaws require the Registrant to indemnify, to the fullest extent allowed by applicable law, any person who serves or who has served at any time as a director or an officer of the Registrant, and any director or officer who, at the request of the Registrant, serves or at any time has served as a director or officer, employee, or agent of another corporation, or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against any and all liabilities and loss suffered and reasonable expenses incurred in connection with any claim, action, suit, or proceeding to which such director or officer is made a party, or which may be asserted against him, because he is or was a director or an officer.

     Section 145 of the Delaware General Corporation Law authorizes the indemnification of directors and officers against liability incurred by reason of being a director, officer, employee or agent and against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. Unless an action is brought by, or in the right of the corporation, this indemnification applies where the indemnified party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification in criminal actions or proceedings is available where the officer or director had no reasonable cause to believe his conduct was unlawful.

     The above discussion of the Registrant's Bylaws and the Delaware General Corporations Law is only a summary and is qualified in its entirety by the full text of each of the foregoing.
..

ITEM  8.  EXHIBITS.

     The following Exhibits are filed as part of this registration statement:

Exhibit Number          Description of Exhibit
--------------          ----------------------

5.1                     Opinion of Silicon Valley Law Group.

23.1                    Consent of Lucas, Horsfall, Murphy and Pindroh, LLP.

23.2                    Consent of Silicon Valley Law Group (included in Exhibit 5.1).

99.1                    Consulting Agreement, dated August 25, 2003, by and between
                        Interactive Ideas Consulting Group and the Registrant.

99.2                    Amendment to Consulting Agreement, dated as of January 2,2004, by and between Interactive Ideas Consulting Group and the
                        Registrant.

99.3                    Letter Agreement, dated February 13, 2004 with the Law Offices of
                        David L. Kagel.

99.4                    Compensation Agreement dated as of February 18, 2004, by and between
                        David L. Kagel Esq. and the registrant

99.5                    Consulting Agreement dated January 2, 2004 by and between
                        808 Technologies, Inc.

ITEM 9.     UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Malibu, State of California, on February 23, 2004.

                                                OHANA  ENTERPRISES,  INC.

                                             By:  /s/  Catherine  Thompson
                                                --------------------------------
                                                Catherine  Thompson
                                                Chief  Financial  Officer
                                                (Principal Financial Officer and
                                                 Principal Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                              TITLE                       DATE
---------                              -----                       ----



/s/ Catherine Thompson        Chief Financial Officer      FEBRUARY 23, 2004
-----------------------       and a Director               ------------------
Catherine Thompson


/s/                           Director
-----------------------                                    ------------------
Michael Avatar


/s/ Dennis Thompson           Director                     FEBRUARY 23, 2004
-----------------------                                    ------------------
Dennis Thompson



EXHIBIT INDEX

     The following Exhibits are filed as part of this registration statement:


Exhibit Number       Description of Exhibit
--------------       ----------------------

5.1                     Opinion of Silicon Valley Law Group.

23.1                    Consent of Lucas, Horsfall, Murphy and Pindroh, LLP.

23.2                    Consent of Silicon Valley Law Group (included in Exhibit 5.1).

99.1                    Consulting Agreement, dated August 25, 2003, by and between
                        Interactive Ideas Consulting Group and the Registrant.

99.2                    Amendment to Consulting Agreement, as of January 2, 2004, by
                        and between Interactive Ideas Consulting Group and the
                        Registrant.

99.3                    Letter Agreement, dated February 13, 2004 with the Law Offices of
                        David L. Kagel.

99.4                    David L. Kagel Compensation Agreement.

99.5                    Consulting Agreement dated January 2, 2004 by and between
                        808 Technologies, Inc.



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